UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2025

RELIANCE GLOBAL GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-40020	46-3390293
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Blvd. of the Americas, Suite 105 Lakewood, New Jersey	08701
(Address of Principal Executive Offices)	(Zip Code)

(732) 380-4600

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.086 per share	RELI	The NASDAQ Capital Market
Series A Warrants to purchase shares of Common Stock, par value $0.086 per share	RELIW	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 23, 2025, Reliance Global Group, Inc., a Florida corporation (the “Company”), Employee Benefits Solutions, LLC, a Michigan limited liability company, and US Benefits Alliance, LLC, a Michigan limited liability company (collectively, the “Seller”), each of which is a wholly owned subsidiary of the Company, and Employee Benefit Solutions Inc, a Michigan corporation (the “Purchaser”), entered into an Asset Purchase Agreement (the “Purchase Agreement”), pursuant to which the Seller agreed to sell to the Purchaser substantially all of the assets used in the Seller’s insurance brokerage and related services business (the “Business”) (the “Transaction”).

The Purchase Agreement is dated as of December 23, 2025 and has an effective date of 11:59 p.m. (Eastern Time) on November 30, 2025 (the “Effective Date”).

Pursuant to the Purchase Agreement, the Purchaser agreed to pay the Seller (or the Company, as directed by the Company) $1,050,000 in cash (the “Purchase Price”), payable at closing by wire transfer of immediately available funds.

The Purchase Agreement provides that, following the closing and until no further material activity exists, the parties will prepare and agree upon a monthly reconciliation schedule to account for (i) Entitlement Payments and other amounts received by the Seller or the Company after the Effective Date that are for the account of the Purchaser and (ii) certain expenses or assumed liabilities of the Purchaser that have been paid by the Seller or the Company, with the resulting net amount payable by the applicable party within five days following agreement on such schedule.

The Transaction closed on December 24, 2025.

The Purchase Agreement includes customary representations, warranties, covenants, and indemnities, as well as confidentiality and mutual restrictive covenants, including mutual non-solicitation covenants for a period of five years following the Effective Date, in each case subject to the terms and conditions of the Purchase Agreement.

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Asset Purchase Agreement, between the Company, Employee Benefits Solutions, LLC, and US Benefits Alliance, LLC,, dated December 23, 2025.
99.1	Press Release, dated December 29, 2025
104	Inline XBRL for the cover page of this Current Report on Form 8-K.

* Certain schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule or attachment to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Reliance Global Group, Inc.

Dated: December 30, 2025	By:	/s/ Ezra Beyman
Ezra Beyman
Chief Executive Officer